EXHIBIT 99.1

GENERAL FINANCE CORPORATION TO PRESENT AT THE 10th ANNUAL LD MICRO INVESTOR CONFERENCE

PASADENA, CA – November 30, 2017 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), announced today that it will be presenting at the upcoming 10th Annual LD Micro Main Event Investor Conference to be held at the Luxe Sunset Hotel in Los Angeles, CA.

In addition to making the presentation on the morning of Tuesday, December 5th, the Company will be attending one-on-one meetings with investors on that same day. To receive additional information or to schedule a one-on-one meeting, please contact Larry Clark at lclark@finprofiles.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America.

Investor Contact

Larry Clark
Financial Profiles, Inc.
(310) 622-8223